Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

VOW SOLUTIONS, INC.

(a Delaware Corporation)

into

VISTA MEDICAL TECHNOLOGIES, INC.

(a Delaware Corporation)

Vista Medical Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify that:

1.             The Company was incorporated on October 31, 1996 pursuant to the Delaware General Corporation Law.

2.             The Company is the owner of all of the outstanding shares of each class of capital stock of VOW Solutions, Inc., a Delaware corporation (“Subsidiary”).

3.             The Company, by the following resolutions adopted on February 8, 2005 by the Board of Directors of the Company, merges Subsidiary into the Company:

Short-Form Merger with VOW Solutions, Inc.

RESOLVED:  That the Board of Directors of the Company deems it to be advisable and in the best interests of the Company and its stockholders that the Company merge into itself its wholly-owned subsidiary, VOW Solutions, Inc. (the “Subsidiary”), and assume all of Subsidiary’s liabilities and obligations.

RESOLVED FURTHER:  That, in accordance with the Delaware General Company Law, the proper officers of the Company are hereby authorized to execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Subsidiary into the Company and to assume Subsidiary’s liabilities and obligations and the date of adoption thereof and to file such Certificate of Ownership and Merger with the Delaware Secretary of State and record such certificate in the office of the recorder of each county in which the registered office of the Company and the Subsidiary is located.

RESOLVED FURTHER:  That the Company shall change its corporate name in connection with the merger to iVOW, Inc.

Omnibus Resolution

RESOLVED:  That the proper officers of the Company are hereby authorized to take such other actions and sign such other documents as may be necessary or appropriate to carry out the intent of the foregoing resolutions, hereby ratifying any and all such actions taken by such officers prior to the date hereof.

Executed on February 18, 2005.

VISTA MEDICAL TECHNOLOGIES, INC.

By:	/s/ John Lyon
John Lyon,
President